WINFIELD CAPITAL CORP.
                        COMPUTATION OF EARNINGS PER SHARE


                                                                      EXHIBIT II


                                                       Three Months Ended
                                                          September 30,
                                                  ---------------------------
                                                    1996               1995
                                                  ---------           -------
PRIMARY AND FULLY DILUTED LOSS PER SHARE

Weighted average number of
  shares outstanding ......................       5,023,361         3,183,361
                                                  ---------         ---------

Net loss ..................................        ($37,845)         ($47,638)
                                                  ---------         ---------

Net loss per share ........................        ($   .01)         ($   .01)
                                                  =========         =========



                                                         Six Months Ended
                                                          September 30,
                                                  ----------------------------
                                                    1996                1995
                                                  ---------            -------
PRIMARY AND FULLY DILUTED LOSS PER SHARE

Weighted average number of
  shares outstanding ......................       5,023,361          2,470,005
                                                  ---------          ---------

Net loss ..................................        ($98,723)        $   49,948)
                                                  ---------         ----------

Net loss per share ........................        ($   .02)       ($      .02)
                                                  =========         ==========




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